Exhibit 10.4

CATABASIS PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

1.                                      Purpose

The purpose of this Amended and Restated 2008 Equity Incentive Plan (the “Plan”) of Catabasis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align their interests with those of the Company’s stockholders.  Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.                                      Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan.  Each person who receives an Award under the Plan is deemed a “Participant”.

3.                                      Administration and Delegation

(a)                                 Administration by Board of Directors.  The Plan will be administered by the Board.  The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.  No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)                                 Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).  All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)                                  Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.                                      Stock Available for Awards.

(a)                                 Number of Shares.  Subject to adjustment under Section 8, Awards may be made under the Plan for up to 5,770,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).  If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.  Further, shares of Common Stock tendered to the Company by a Participant in connection with the exercise of an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan.  However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.  At no time while there is any Option (as defined below) outstanding and held by a Participant who was a resident of the State of California on the date of grant of such Option, shall the total number of shares of Common Stock issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan or agreement of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of the California Code of Regulations (the “California Regulations”), based on the shares of the Company which are outstanding at the time the calculation is made.

(b)                                 Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.  Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.  Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.                                      Stock Options

(a)                                 General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option,

the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.  An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)                                 Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Catabasis Pharmaceuticals, Inc., any of Catabasis Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c)                                  Exercise Price.  The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted.

(d)                                 Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e)                                  Exercise of Option; Delivery of Shares.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.  Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)                                   Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for in any of the following ways:

(1)                                 in cash or by check, payable to the order of the Company;

(2)                                 when the Common Stock is registered under the Exchange Act, except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)                                 when the Common Stock is registered under the Exchange Act and to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)                                 to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine;  or

(5)                                 by any combination of the above permitted forms of payment.

6.                                      Restricted Stock; Restricted Stock Units

(a)                                 General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.  Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)                                 Terms and Conditions for All Restricted Stock Awards.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)                                  Additional Provisions Relating to Restricted Stock.

(1)                                 Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board.  Unless otherwise provided, by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(2)                                 Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”).  In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

7.                                      Other Stock-Based Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation stock appreciation rights (“SARs”) and Awards entitling recipients to receive shares of Common Stock to be delivered in the future.  Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

8.                                      Adjustments for Changes in Common Stock and Certain Other Events

(a)                                 Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share of each outstanding Option, (iii) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board.  Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)                                 Reorganization Events.

(1)                                 Definition.  A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2)                                 Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines:  (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards (whether or not exercisable) will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.  In taking any of the actions permitted under this Section 8(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)                                 Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.  Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically approved by the Board of Directors and provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

9.                                      General Provisions Applicable to Awards

(a)                                 Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)                                 Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine.  Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)                                  Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)                                 Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)                                  Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award.  The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations.  Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise.  If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)                                   Amendment of Award.

(1)                                 The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option.  The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 8 hereof.

(2)                                 The Board may, without stockholder approval, amend any outstanding Award granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Award.  The Board may also, without stockholder approval, cancel any outstanding award (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award.

(g)                                  Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)                                 Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)                                     Drag Along.  Any holder of an Award who is the registered or beneficial owner of one percent or greater of the total number of shares of Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted) (a “1% Holder”), shall, for so long as such holder remains a 1% Holder, be subject to either (i) the “Drag Along” provision contained in Section 3 of the Voting Agreement dated on or about April   , 2010, by and among the Company and the holders of capital stock of the Company party thereto, as amended and/or restated from time to time, or (ii) in the event that such Voting Agreement ceases to be applicable, to the following provision:  In the event the holders of a majority of the preferred stock of the Company then outstanding (the “Majority Shareholders”) determine to sell all or substantially all of the assets or more than fifty percent (50%) of the outstanding voting power of the Company to any non-affiliate(s) of the Company or any of the Majority Shareholders, or to cause the Company to merge with or into or consolidate with any non-affiliate(s) of the Company or any of the Majority Shareholders (in each case such non-affiliate, the “Buyer”), in each case in a transaction constituting a change in control of the Company, in a bona fide negotiated transaction (a “Sale”), the holder of the Award, shall be obligated to and shall upon the written request of the Majority Shareholders: (a) if such transaction requires stockholder approval, with respect to all shares of capital stock of the Company that such holder owns or over which such holder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all such shares in favor of, and adopt, such Sale and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale, (b) if such transaction is a stock sale, sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, any shares of Common Stock issued as a result of the exercise or vesting of an Award (“Award Shares”) and still owned by such holder on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of vested securities as well as the relative preferences and priorities of preferred stock) and (c) execute and deliver such instruments of conveyance and transfer and take such other action in favor of any Sale proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Majority Shareholders or the Buyer may reasonably request in order to carry out the terms and provisions hereof.

The provisions of this Section 9(i) shall terminate upon the completion of the Company’s initial public offering of shares of Common Stock.

10.                               Miscellaneous

(a)                                 No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)                                 No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)                                  Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board.  No Awards shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)                                 Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that if at any time the approval of the Company’s stockholders is required as to any modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.  Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 10(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

(e)                                  Authorization of Sub-Plans.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)                                   Compliance with Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.  The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g)                                  Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

First Amendment to Amended and Restated 2008 Equity Incentive Plan

The Amended and Restated 2008 Equity Incentive Plan (the “Plan”) of Catabasis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), be, and hereby is, amended as follows:

1.             By deleting the first sentence of Section 4(a) of the Plan and replacing it in its entirety with the following:

“Subject to adjustment under Section 8, Awards may be made under the Plan for up to 8,767,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).”

Adopted by the Board of Directors on March 1, 2011

Approved by the stockholders of the Company as of March 15, 2011

Second Amendment to Amended and Restated 2008 Equity Incentive Plan

WHEREAS, the Catabasis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Amended and Restated 2008 Equity Incentive Plan (the “Plan”), was adopted by the Board of Directors of the Company (the “Board”) on April 6, 2010 and by the stockholders of the Company on April 6, 2010; and

WHEREAS, the Plan was amended by a First Amendment to Plan that was adopted by the Board on March 1, 2011 and by the stockholders of the Company on March 15, 2011 (the “First Amendment”), which increased the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) available for Awards (as such term is defined in the Plan) made under the Plan from 5,770,000 to 8,767,000; and

WHEREAS, the Board and the stockholders of the Company desire to amend further the Plan to increase further the number of shares of Common Stock available for Awards made under the Plan.

NOW THEREFORE, the Plan, as amended by the First Amendment, is hereby further amended as follows:

1.             By deleting the first sentence of Section 4(a) of the Plan, as amended by the First Amendment, and replacing it in its entirety with the following:

“Subject to adjustment under Section 8, Awards may be made under the Plan for up to 12,990,518 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).”

Adopted by the Board of Directors on July 9, 2012

Approved by the stockholders of the Company as of July 9, 2012

Third Amendment to Amended and Restated 2008 Equity Incentive Plan

WHEREAS, the Catabasis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Amended and Restated 2008 Equity Incentive Plan (the “Plan”), was adopted by the Board of Directors of the Company (the “Board”) on April 6, 2010 and by the stockholders of the Company on April 6, 2010; and

WHEREAS, the Plan was amended by a First Amendment to the Plan that was adopted by the Board on March 1, 2011 and by the stockholders of the Company on March 15, 2011 (the “First Amendment”), which increased the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) available for Awards (as such term is defined in the Plan) made under the Plan from 5,770,000 to 8,767,000;

WHEREAS, the Plan was amended by a Second Amendment to the Plan that was adopted by the Board on July 9, 2012 and by the stockholders of the Company on July 9, 2012 (the “Second Amendment”), which increased the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) available for Awards (as such term is defined in the Plan) made under the Plan from 8,767,000 to 12,990,518; and

WHEREAS, the Board and the stockholders of the Company desire to amend further the Plan to increase further the number of shares of Common Stock available for Awards made under the Plan.

NOW THEREFORE, the Plan, as amended by the Amendments, is hereby further amended as follows:

1.             By deleting the first sentence of Section 4(a) of the Plan, as amended by the First Amendment and the Second Amendment, and replacing it in its entirety with the following:

“Subject to adjustment under Section 8, Awards may be made under the Plan for up to 15,217,400 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).”

Adopted by the Board of Directors on December 18, 2012

Approved by the stockholders of the Company as of January 11, 2013

Fourth Amendment to Amended and Restated 2008 Equity Incentive Plan

WHEREAS, the Catabasis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Amended and Restated 2008 Equity Incentive Plan (the “Plan”), was adopted by the Board of Directors of the Company (the “Board”) on April 6, 2010 and by the stockholders of the Company on April 6, 2010; and

WHEREAS, the Plan was amended by a First Amendment to the Plan that was adopted by the Board on March 1, 2011 and by the stockholders of the Company on March 15, 2011 (the “First Amendment”), which increased the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) available for Awards (as such term is defined in the Plan) made under the Plan from 5,770,000 to 8,767,000;

WHEREAS, the Plan was amended by a Second Amendment to the Plan that was adopted by the Board on July 9, 2012 and by the stockholders of the Company on July 9, 2012 (the “Second Amendment”), which increased the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) available for Awards (as such term is defined in the Plan) made under the Plan from 8,767,000 to 12,990,518;

WHEREAS, the Plan was amended by a Third Amendment to the Plan that was adopted by the Board on December 18, 2012 and by the stockholders of the Company on January 11, 2013 (the “Second Amendment”), which increased the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) available for Awards (as such term is defined in the Plan) made under the Plan from 12,990,518 to 15,217,400; and

WHEREAS, the Board and the stockholders of the Company desire to amend further the Plan to increase further the number of shares of Common Stock available for Awards made under the Plan.

NOW THEREFORE, the Plan, as amended by the Amendments, is hereby further amended as follows:

1.             By deleting the first sentence of Section 4(a) of the Plan, as amended by the First Amendment, the Second Amendment and the Third Amendment, and replacing it in its entirety with the following:

“Subject to adjustment under Section 8, Awards may be made under the Plan for up to 21,838,299 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).”

Adopted by the Board of Directors on October 31, 2013

Approved by the stockholders of the Company as of October 31, 2013

Fifth Amendment to Amended and Restated 2008 Equity Incentive Plan

WHEREAS, the Catabasis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Amended and Restated 2008 Equity Incentive Plan (the “Plan”), was adopted by the Board of Directors of the Company (the “Board”) on April 6, 2010 and by the stockholders of the Company on April 6, 2010;

WHEREAS, the Plan was amended by a First Amendment to the Plan that was adopted by the Board on March 1, 2011 and by the stockholders of the Company on March 15, 2011 (the “First Amendment”), which increased the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) available for Awards (as such term is defined in the Plan) made under the Plan from 5,770,000 to 8,767,000;

WHEREAS, the Plan was amended by a Second Amendment to the Plan that was adopted by the Board on July 9, 2012 and by the stockholders of the Company on July 9, 2012 (the “Second Amendment”), which increased the number of shares of Common Stock available for Awards (as such term is defined in the Plan) made under the Plan from 8,767,000 to 12,990,518;

WHEREAS, the Plan was amended by a Third Amendment to the Plan that was adopted by the Board on December 18, 2012 and by the stockholders of the Company on January 11, 2013 (the “Third Amendment”), which increased the number of shares of Common Stock available for Awards (as such term is defined in the Plan) made under the Plan from 12,990,518 to 15,217,400;

WHEREAS, the Plan was amended by a Fourth Amendment to the Plan that was adopted by the Board on October 31, 2013 and by the stockholders of the Company on October 31, 2013 (the “Fourth Amendment,” and together with the First Amendment, the Second Amendment and the Third Amendment, the “Amendments”), which increased the number of shares of Common Stock available for Awards (as such term is defined in the Plan) made under the Plan from 15,217,400 to 21,838,299; and

WHEREAS, the Board and the stockholders of the Company desire to amend further the Plan to increase further the number of shares of Common Stock available for Awards made under the Plan.

NOW THEREFORE, the Plan, as amended by the Amendments, is hereby further amended as follows:

1.                                      By deleting the first sentence of Section 4(a) of the Plan, as amended by the Amendments, and replacing it in its entirety with the following:

“Subject to adjustment under Section 8, Awards may be made under the Plan for up to 23,684,539 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).”

Adopted by the Board of Directors on March 13, 2015

Approved by the stockholders of the Company as of March 13, 2015